UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2025

Invesco Mortgage Capital Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Spring Street N.W., Suite 2500
Atlanta,	Georgia	30309
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (404) 892-0896
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	IVR	New York Stock Exchange
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	IVR PrC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the director retirement policy of Invesco Mortgage Capital Inc. (the "Company"), John Day, an independent director of the Board of Directors of the Company (the "Board") and Chair of the Board, will retire from the Board, effective December 31, 2025. Mr. Day will continue to serve as Chair of the Board until November 4, 2025.

On September 23, 2025, Carolyn Handlon, an independent director of the Board and Chair of the Audit Committee, notified the Company that she will not seek re-election at the Company's 2026 annual meeting of stockholders for personal reasons. To allow for transition planning, Ms. Handlon will retire as Chair of the Audit Committee, effective December 31, 2025, while continuing to serve on the Audit Committee and Board through the 2026 annual meeting of stockholders.

On September 23, 2025, Carolyn Gibbs, an executive director of the Board, notified the Company of her retirement from the Board, effective March 31, 2026, in connection with her retirement in 2026 from Invesco Ltd.

None of the above-referenced retirements are due to any disagreement with the Company on any matter relating to the Company's operations, policies, or practices.

In connection with these retirements, on September 24, 2025, the Board took the following actions:

•Elected Don Liu, independent director and current Chair of the Nomination and Corporate Governance Committee of the Board, to serve as Chair of the Board, effective November 4, 2025;
•Elected Wes McMullan, independent director, to serve as Chair of the Nomination and Corporate Governance Committee of the Board, effective November 4, 2025;
•Elected Robert Fleshman, independent director and designated audit committee financial expert, to serve as Chair of the Audit Committee of the Board, effective January 1, 2026; and
•Decreased the size of the Board from eight to seven directors, effective January 1, 2026.

The Board intends to initiate a search for an independent director to join the Board prior to the 2026 annual meeting of stockholders and to elect a new executive director to fill Ms. Gibbs' vacancy prior to her retirement.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on September 24, 2025 announcing the Board retirements and related changes, which is furnished as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On September 24, 2025, the Company issued a press release announcing that its Board declared a cash dividend of $0.34 per share of common stock for the third quarter of 2025. A copy of that press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 24, 2025, issued by Invesco Mortgage Capital Inc. (Director Retirements)
99.2	Press Release, dated September 24, 2025, issued by Invesco Mortgage Capital Inc. (Dividend Announcement)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By: /s/ Tina Carew
Tina Carew
Vice President, General Counsel and Secretary

Date: September 24, 2025